UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 14, 2013, Victory Energy Corporation (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission (the "SEC") disclosing that it was unable to timely file with the SEC its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the "Form 10-Q"), and that it anticipated it would be able to file its Form 10-Q within the prescribed five-day period under Rule 12b-25.

The Company has been working with great diligence to complete the filing but will require additional time due to the requirements to restate financial statements associated with the proper presentation of the non-controlling interest in Aurora Energy Partners, which is discussed in further detail in the Company’s Form 12b-25 filed March 28, 2013. The Company is working diligently on this matter and intends to file its Form 10-Q and its Annual Report on Form 10-K as soon as practicable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: May 20, 2013	By:	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer

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